EXHIBIT 10.7

EXCHANGE AGREEMENT

Date: May 20, 2022

Parties:

"Shareholder"	Mastiff Group LLC 18305 Biscayne Blvd., Suite 200 Aventura, FL 33160

"Company"	Business Warrior Corp., a Wyoming corporation 455 E Pebble Rd #230912 Las Vegas, NV 89123-0912

“Escrow Agent”	Jonathan D. Leinwand, P.A. 18305 Biscayne Blvd., Suite 200 Aventura, FL 33160

Premises:

A.	Shareholder owns 12,491,967 shares of the Company’s Common Stock (the "Common Shares").

B.	The Company wishes to exchange the Common Shares for shares of Series B Preferred Stock of the Company (the “Preferred Shares”), and the Shareholder is willing to make that exchange.

Agreement:

1.	Exchange of Shares.

(a)

The Company and the Shareholder hereby agree that, effective as of the Closing on the Closing Date defined below, they shall exchange the Common Shares for 9,994 shares the Preferred Stock. The exchange shall take place without further action by the Company or the Shareholders except that the Company shall cause its transfer agent to record the surrender of the Common Shares on its shareholder records and shall direct its transfer agent to record the issuance of the Preferred Shares.

(b)	The Designation of the Series B Preferred Stock is attached hereto as Exhibit A.

2.	Covenants, Representations and Warranties of the Shareholder

The Shareholder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof, to the Company, and all such covenants, representations and warranties shall survive the Closing.

(a)

Section 2.1 Power and Authorization. The Shareholder has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

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(b)

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) any agreement or instrument to which the Shareholder is a party or by which the Shareholder or any of their respective assets are bound, or (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Shareholder.

(c)

Section 2.3 Title to the Common Shares. The Shareholder is the sole legal and beneficial owner of the Common Shares. The Shareholder has good, valid and marketable title to the Common Shares, free and clear of any Liens. The Shareholder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights in the Common Shares, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Common Shares.

(d)

Section 2.4 Restricted Stock. The Shareholder (a) acknowledges that the Exchange Shares have not been registered under the Securities Act or any state securities laws, and the Exchange Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that certificates representing the Exchange Shares will bear a legend to such effect, and (b) is purchasing the Exchange Shares for investment purposes only for the account of the Shareholder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Exchange Shares in a manner that would violate the registration requirements of the Securities Act. The Shareholder is able to bear the economic risk of holding the Exchange Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Shares.

(e)

Section 2.5 Adequate Information; No Reliance. The Shareholder acknowledges and agrees that (a) the Shareholder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with OTC Markets at www.otcmarkets.com and with the SEC at www.sec.com (b) the Shareholder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Shareholder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange and (d) the Shareholder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, its attorneys, except for (A) the publicly available filings and submissions made by the Company, and (B) the representations and warranties made by the Company in this Agreement.

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3.	Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof, to the Holder and all such covenants, representations and warranties shall survive the Closing.

(a)

Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby.

(b)

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

(c)

Section 3.3 Validity of the Preferred Shares. The Preferred Shares have been duly authorized and will upon issuance be validly issued, fully paid and non-assessable, and the issuance of the Preferred Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Exchange Shares (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

4.	Closing.

(a)	The “Closing Date” will be first date on which the conditions to Closing set forth in Section 3 hereof are satisfied.

(b)	On or prior to the Closing Date, the Shareholders shall deliver to the Escrow Agent the following (the “Shareholder Deliverables”):

i.	stock powers transferring the Common Shares to the Company; and

(c)	On or prior to the Closing Date, the Purchaser shall deliver to the Escrow Agent the following (the “Purchaser Deliverables”):

i.	File stamped copy of the designation of the Series B Preferred Stock; and

ii.	Book Entry statement from the transfer agent showing the issuance of the Preferred Shares to the Shareholder.

(d)

On the Closing Date, the "Closing" shall occur. The Escrow Agent shall transfer to Purchaser the Shareholder Deliverables, and the Escrow Agent shall transfer to the Shareholders, the Purchaser Deliverables.

5.	Closing Conditions

(a)	The obligations of Purchaser to purchase the Shares shall be subject to satisfaction by the Sellers of their obligations pursuant to Section 4(b) hereof.

(b)	The obligations of the Shareholders to sell the Shares shall be subject to satisfaction by Purchaser of its obligations pursuant to Section 4(c) hereof.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement.

COMPANY:

BUSINESS WARRIOR

By:
Name:
Title:

SHAREHOLDER:

MASTIFF GORUP LLC

By:
Name:
Title:

ESCROW AGENT:

JONATHAN D. LEINWAND, P.A.

By:
Jonathan Leinwand

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EXHIBIT A

DESIGNATION OF SERIES B PREFERRED SHARES

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